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                                                                      Exhibit 16

By mail

October 11, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549
U.S.A.


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Peak International Limited dated October 11, 2001, except that we are not in a position to agree or disagree with the statements made in paragraphs 4(a)(vii) and 4(b).

Yours truly,

DELOITTE TOUCHE TOHMATSU


c.c. Mr. Jerry Mo, Chief Financial Officer, Peak International Limited